As filed with the Securities and Exchange Commission on September 23, 2016

Registration No. 333-208684

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-8

TO FORM S-4 REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MARRIOTT INTERNATIONAL, INC.

(Exact name of registrant as specified in its Charter)

Delaware	52-2055918
(State or other jurisdiction of incorporation or organization)	(IRS. Employer Identification No.)

10400 Fernwood Road

Bethesda, Maryland 20817

(301) 380-3000

(Address of Principal Executive Offices, Zip Code)

STARWOOD HOTELS & RESORTS WORLDWIDE, INC. 2013 LONG-TERM

INCENTIVE COMPENSATION PLAN

STARWOOD HOTELS & RESORTS WORLDWIDE, INC. 2004 LONG-TERM

INCENTIVE COMPENSATION PLAN

STARWOOD HOTELS & RESORTS WORLDWIDE, INC. 2002 LONG-TERM

INCENTIVE COMPENSATION PLAN

STARWOOD HOTELS & RESORTS WORLDWIDE, INC. 1999 LONG-TERM

INCENTIVE COMPENSATION PLAN

STARWOOD HOTELS & RESORTS WORLDWIDE, INC. 1995 LONG-TERM

INCENTIVE PLAN

STARWOOD HOTELS & RESORTS WORLDWIDE, INC. SAVINGS AND

RETIREMENT PLAN

(Full title of the plan)

Edward S. Ryan, Esq.

Executive Vice President and General Counsel

Marriott International, Inc.

Dept. 52/923

10400 Fernwood Road

Bethesda, Maryland 20817

(301) 380-3000

(Name, Address, including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copy to:

Ronald O. Mueller, Esq.

Gibson, Dunn & Crutcher LLP

1050 Connecticut Avenue, N.W.

Washington, DC 20036-5306

(202) 955-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Class A Common Stock (par value $0.01 per share)
Starwood Hotels & Resorts Worldwide, Inc. 2013 Long-Term Incentive Compensation Plan	13,109,608 shares	N/A	N/A	N/A
Starwood Hotels & Resorts Worldwide, Inc. 2004 Long-Term Incentive Compensation Plan	164,092 shares	N/A	N/A	N/A
Starwood Hotels & Resorts Worldwide, Inc. 2002 Long-Term Incentive Compensation Plan	10,733 shares	N/A	N/A	N/A
Starwood Hotels & Resorts Worldwide, Inc. 1999 Long-Term Incentive Compensation Plan	15,906 shares	N/A	N/A	N/A
Starwood Hotels & Resorts Worldwide, Inc. 1995 Long-Term Incentive Plan	3,075 shares	N/A	N/A	N/A
Starwood Hotels & Resorts Worldwide, Inc. Savings and Retirement Plan	$550,000,000(3)	N/A	$550,000,000(3)	N/A

(1)	This Post-Effective Amendment No. 1 on Form S-8 covers shares of the Class A Common Stock of Marriott International, Inc.(“Marriott” or the “Company”) originally registered on the Registration Statement on Form S-4 to which this filing is an amendment and issuable under equity awards that have or may be granted under the Starwood Hotels & Resorts Worldwide, Inc. 2013 Long-Term Incentive Compensation Plan, the Starwood Hotels & Resorts Worldwide, Inc. 2004 Long-Term Incentive Compensation Plan, the Starwood Hotels & Resorts Worldwide, Inc. 2002 Long-Term Incentive Compensation Plan, the Starwood Hotels & Resorts Worldwide, Inc. 1999 Long-Term Incentive Compensation Plan and the Starwood Hotels & Resorts Worldwide, Inc. 1995 Long-Term Incentive Plan (collectively, the “Equity Plans”), each of which was assumed by the Company pursuant to the Agreement and Plan of Merger, dated as of November 15, 2015, by and among Starwood Hotels & Resorts Worldwide, Inc. (“Starwood”), Marriott, Solar Merger Sub 1, Inc., a wholly owned direct subsidiary of Starwood, Solar Merger Sub 2, Inc., a wholly owned direct subsidiary of Holdco, Mars Merger Sub, Inc., a wholly owned direct subsidiary of Marriott, and Mars Merger Sub, LLC, a wholly owned direct subsidiary of Marriott, as amended by Amendment Number 1, dated as of March 20, 2016 (the “merger agreement”). The number of shares registered hereunder represents the maximum number of shares of the Company’s Common Stock issuable under such Equity Plans immediately following consummation of the merger pursuant to the merger agreement, subject to appropriate adjustments thereto, and the amount of the Company’s Common Stock that may be offered and sold to participants in the Starwood Hotels & Resorts Worldwide, Inc. Savings and Retirement Plan (the “401(k) plan”). Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), there also are being registered such additional shares of Common Stock that become available under the foregoing plan in connection with changes in the number of shares of outstanding Common Stock because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits.
(2)	The registration fee in respect of such shares of Common Stock was previously paid at the time of the original filing of the Registration Statement on Form S-4 relating to such Common Stock.
(3)	Calculated in accordance with Rule 457(o) of the Securities Act.

INTRODUCTION

Marriott International, Inc., a Delaware corporation (“Marriott” or the “Company”), hereby amends its Registration Statement on Form S-4, Registration No. 333-208684, as previously amended (the “Form S-4”), by filing this Post-Effective Amendment No. 1 on Form S-8 (the “Post-Effective Amendment No. 1”). The Form S-4, as amended by this Post-Effective Amendment No. 1, is referred to as the “Registration Statement.” Marriott filed the Form S-4 on December 22, 2015, in connection with Agreement and Plan of Merger, dated as of November 15, 2015, by and among Starwood Hotels & Resorts Worldwide, Inc. (collectively with Starwood Hotels & Resorts Worldwide, LLC, the successor-in-interest to Starwood Hotels & Resorts Worldwide, Inc., “Starwood”), Marriott, Solar Merger Sub 1, Inc., a wholly owned direct subsidiary of Starwood, Solar Merger Sub 2, Inc., a wholly owned direct subsidiary of Holdco, Mars Merger Sub, Inc., a wholly owned direct subsidiary of Marriott, and Mars Merger Sub, LLC, a wholly owned direct subsidiary of Marriott, as amended by Amendment Number 1, dated as of March 20, 2016 (the “merger agreement”).

This Post-Effective Amendment No. 1 relates to shares of the Company’s Class A Common Stock, par value $0.01 per share (the “Common Stock”), originally registered on the Form S-4 that may be issued pursuant to the Starwood Hotels & Resorts Worldwide, Inc. 2013 Long-Term Incentive Compensation Plan, the Starwood Hotels & Resorts Worldwide, Inc. 2004 Long-Term Incentive Compensation Plan, the Starwood Hotels & Resorts Worldwide, Inc. 2002 Long-Term Incentive Compensation Plan, the Starwood Hotels & Resorts Worldwide, Inc. 1999 Long-Term Incentive Compensation Plan, the Starwood Hotels & Resorts Worldwide, Inc. 1995 Long-Term Incentive Plan and shares of common stock of the Company’s Common Stock that may be offered and sold to participants in the Starwood Hotels & Resorts Worldwide, Inc. Savings and Retirement Plan (the “401(k) plan”), in each case following consummation of the merger pursuant to the merger agreement. In addition, pursuant to Securities Act Rule 416(c), an indeterminate amount of plan interests in the 401(k) Plan have been and remain registered pursuant to a Form S-8 filed on filed on March 5, 1999, as amended (Registration No. 333-73461).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference.

The SEC allows us to “incorporate by reference” information into this Registration Statement, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that the Company and the 401(k) plan file later with the SEC will automatically update and in some cases supersede this information. Specifically, the Company and the 401(k) plan incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a)	The Company’s latest Annual Report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the latest fiscal year for which such statements have been filed;

(b)	All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company’s latest annual report or prospectus referred to in (a) above;

(c)	The description of Marriott’s Class A Common Stock set forth under the caption “Description of the New Marriott Capital Stock” in the Company’s Registration Statement on Form 10, filed on February 13, 1998, including any amendment or report filed with the SEC for the purpose of updating such description;

(d)	The 401(k) plan’s latest annual report filed pursuant to Section 15(d) of the Exchange Act; and

(e)	Future filings the Company or the 401(k) plan make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and before the filing of any post-effective amendment to this Registration Statement which indicates that all securities offered under this Registration Statement have been sold or which deregisters all such securities then remaining unsold.

Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The Company’s Exchange Act file number with the SEC is 001-13881.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Articles Eleventh and Sixteenth of the Company’s Restated Certificate of Incorporation (the “Certificate”) and Section 7.7 of the Company Amended and Restated Bylaws limit the personal liability of directors to the Company or its shareholders for monetary damages for breach of fiduciary duty. These provisions of the Company Certificate and Bylaws are collectively referred to herein as the “Director Liability and Indemnification Provisions.”

The Director Liability and Indemnification Provisions define and clarify the rights of individuals, including Company directors and officers, to indemnification by the Company in the event of personal liability or expenses incurred by them as a result of litigation against them. These provisions are consistent with Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), which is designed, among other things, to encourage qualified individuals to serve as directors of Delaware corporations by permitting Delaware corporations to include in their certificates of incorporation a provision limiting or eliminating directors’ liability for monetary damages and with other existing DGCL provisions permitting indemnification of certain individuals, including directors and officers. The limitations of liability in the Director Liability and Indemnification Provisions may not affect claims arising under the federal securities laws.

In performing their duties, directors of a Delaware corporation are obligated as fiduciaries to exercise their business judgment and act in what they reasonably determine in good faith, after appropriate consideration, to be the best interests of the corporation and its shareholders. Decisions made on that basis are protected by the so-called “business judgment rule.” The business judgment rule is designed to protect directors from personal liability to the corporation or its shareholders when business decisions are subsequently challenged. However, the expense of defending lawsuits, the frequency with which unwarranted litigation is brought against directors and the inevitable uncertainties with respect to the outcome of applying the business judgment rule to particular facts and circumstances mean that, as a practical matter, directors and officers of a corporation rely on indemnity from, and insurance procured by, the corporation they serve, as a financial backstop in the event of such expenses or unforeseen liability. The Delaware legislature has recognized that adequate insurance and indemnity provisions are often a condition of an individual’s willingness to serve as director of a Delaware corporation. The DGCL has for some time specifically permitted corporations to provide indemnity and procure insurance for its directors and officers.

This description of the Director Liability and Indemnification Provisions is intended as a summary only and is qualified in its entirety by reference to the Company Certificate and the Company Bylaws, each of which has been filed with the SEC and is included as an exhibit to this Registration Statement.

Item 7.	Description of Securities.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of the Company, incorporated by reference to Exhibit No. 3(i) to the Company’s Current Report on Form 8-K filed with the SEC on August 22, 2006 (File No. 001-13881).

4.2	Amended and Restated Bylaws of the Company, incorporated by reference to Exhibit No. 3(ii) to the Company’s Current Report on Form 8-K filed with the SEC on June 18, 2014 (File No. 001-13881).

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

5.2	Internal Revenue Service determination letter, dated August 13, 2015, relating to the 401(k) Plan.

23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm for Marriott International, Inc.

24.1	Power of Attorney, incorporated by reference to Exhibit No. 24.1 to the Company’s Registration Statement on Form S-4 filed with the SEC on December 22, 2015 (File No. 333-208684).

99.1	Starwood Hotels & Resorts Worldwide, Inc. 2013 Long-Term Incentive Compensation Plan, incorporated by reference to Exhibit No. 4.4 to Starwood’s Registration Statement on Form S-8 filed with the SEC on June 28, 2013 (File No. 333-189674).

99.2	Starwood Hotels & Resorts Worldwide, Inc. 2004 Long-Term Incentive Compensation Plan, incorporated by reference to Exhibit No. 10.3 to Starwood’s Current Report on Form 8-K filed with the SEC on January 6, 2009 (File No. 001-07959).

99.3	First Amendment to the Starwood Hotels & Resorts Worldwide, Inc. 2004 Long-Term Incentive Compensation Plan, incorporated by reference to Exhibit No. 10.1 to Starwood’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013 (File No. 001-07959).

99.4	Starwood Hotels & Resorts Worldwide, Inc. 2002 Long-Term Incentive Compensation Plan, incorporated by reference to Annex B of Starwood’s 2002 Notice of Annual Meeting and Proxy Statement filed with the SEC on April 12, 2002 (File No. 001-07959).

99.5	First Amendment to the Starwood Hotels & Resorts Worldwide, Inc. 2002 Long-Term Incentive Compensation Plan, incorporated by reference to Exhibit No. 10.1 to Starwood’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003 (File No. 001-07959).

99.6	Starwood Hotels & Resorts Worldwide, Inc. 1999 Long-Term Incentive Compensation Plan, incorporated by reference to Exhibit No. 10.4 to Starwood’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1999 (File No. 001-07959).

99.7	First Amendment to the Starwood Hotels & Resorts Worldwide, Inc. 1999 Long-Term Incentive Compensation Plan, incorporated by reference to Exhibit No. 10.1 to Starwood’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2001 (File No. 001-07959).

99.8	Second Amendment to the Starwood Hotels & Resorts Worldwide, Inc. 1999 Long-Term Incentive Compensation Plan, incorporated by reference to Exhibit No. 10.2 to Starwood’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003 (File No. 001-07959).

99.9	Starwood Hotels & Resorts Worldwide, Inc. 1995 Long-Term Incentive Plan, as amended, incorporated by reference to Exhibit D to Starwood’s Definitive Joint Proxy Statement on Form 14A filed with the SEC on November 12, 1997 (File No. 001-07959).

Item 9.	Undertakings.

1. The undersigned registrants hereby undertake:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of such registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

[SIGNATURES ON THE NEXT PAGE]

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Montgomery, State of Maryland, on September 22, 2016.

MARRIOTT INTERNATIONAL, INC.

By:	/s/ Edward A. Ryan
Edward A. Ryan Executive Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

* Arne M. Sorenson	President, Chief Executive Officer and Director (Principal Executive Officer)	September 22, 2016

* Leeny K. Oberg	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	September 22, 2016

* Bao Giang Val Bauduin	Controller and Chief Accounting Officer (Principal Accounting Officer)	September 22, 2016

* J.W. Marriott, Jr.	Chairman of the Board	September 22, 2016

* Mary K. Bush	Director	September 22, 2016

* Deborah Marriott Harrison	Director	September 22, 2016

* Frederick A. Henderson	Director	September 22, 2016

* Lawrence W. Kellner	Director	September 22, 2016

* Debra L. Lee	Director	September 22, 2016

Signature		Title	Date

* George Muñoz		Director	September 22, 2016

* W. Mitt Romney		Director	September 22, 2016

* Steven S Reinemund		Director	September 22, 2016

* Susan C. Schwab		Director	September 22, 2016

*By:	/s/ Edward A. Ryan Edward A. Ryan	Attorney-in-fact	September 22, 2016

EXHIBIT INDEX

Exhibit No.	Description

4.1	Restated Certificate of Incorporation, incorporated by reference to Exhibit No. 3(i) to the Company’s Current Report on Form 8-K filed with the SEC on August 22, 2006 (File No. 001-13881).

4.2	Amended and Restated Bylaws, incorporated by reference to Exhibit No. 3(ii) to the Company’s Current Report on Form 8-K filed with the SEC on June 18, 2014 (File No. 001-13881).

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

5.2	Internal Revenue Service determination letter, dated August 13, 2015, relating to the 401(k) Plan.

23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm for Marriott International, Inc.

24.1	Power of Attorney, incorporated by reference to Exhibit No. 24.1 to the Company’s Registration Statement on Form S-4 filed with the SEC on December 22, 2015 (File No. 333-208684).

99.1	Starwood Hotels & Resorts Worldwide, Inc. 2013 Long-Term Incentive Compensation Plan, incorporated by reference to Exhibit No. 4.4 to Starwood’s Registration Statement on Form S-8 filed with the SEC on June 28, 2013 (File No. 333-189674).

99.2	Starwood Hotels & Resorts Worldwide, Inc. 2004 Long-Term Incentive Compensation Plan, incorporated by reference to Exhibit No. 10.3 to Starwood’s Current Report on Form 8-K filed with the SEC on January 6, 2009 (File No. 001-07959).

99.3	First Amendment to the Starwood Hotels & Resorts Worldwide, Inc. 2004 Long-Term Incentive Compensation Plan, incorporated by reference to Exhibit No. 10.1 to Starwood’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013 (File No. 001-07959).

99.4	Starwood Hotels & Resorts Worldwide, Inc. 2002 Long-Term Incentive Compensation Plan, incorporated by reference to Annex B of Starwood’s 2002 Notice of Annual Meeting and Proxy Statement filed with the SEC on April 12, 2002 (File No. 001-07959).

99.5	First Amendment to the Starwood Hotels & Resorts Worldwide, Inc. 2002 Long-Term Incentive Compensation Plan, incorporated by reference to Exhibit No. 10.1 to Starwood’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003 (File No. 001-07959).

99.6	Starwood Hotels & Resorts Worldwide, Inc. 1999 Long-Term Incentive Compensation Plan, incorporated by reference to Exhibit No. 10.4 to Starwood’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1999 (File No. 001-07959).

99.7	First Amendment to the Starwood Hotels & Resorts Worldwide, Inc. 1999 Long-Term Incentive Compensation Plan, incorporated by reference to Exhibit No. 10.1 to Starwood’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2001 (File No. 001-07959).

99.8	Second Amendment to the Starwood Hotels & Resorts Worldwide, Inc. 1999 Long-Term Incentive Compensation Plan, incorporated by reference to Exhibit No. 10.2 to Starwood’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003 (File No. 001-07959).

99.9	Starwood Hotels & Resorts Worldwide, Inc. 1995 Long-Term Incentive Plan, as amended, incorporated by reference to Exhibit D to Starwood’s Definitive Joint Proxy Statement on Form 14A filed with the SEC on November 12, 1997 (File No. 001-07959).